UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2024

One Stop Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110
Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 745-9883

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2024, One Stop Systems, Inc. (the “Company”) amended Article II, Section 2.11 and Article, III Section 3.3 of its Amended and Restated Bylaws, as amended (the “Bylaws”), to provide that, although directors shall be elected by a plurality of votes cast at a meeting of stockholders of the Company, in an uncontested election of directors, any director nominee who receives a greater number of votes “against” than votes “for” (excluding abstentions) his or her election must promptly tender his or her resignation. Following receipt of such resignation, the Nominations and Corporate Governance Committee (the “Committee”) of the Company's Board of Directors (the “Board”) will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board. The Board shall make a decision with respect to whether to accept or reject the director’s resignation within 90 days following the applicable meeting of stockholders, which decision, once made by the Board, shall promptly be disclosed via a press release.

Any director who tenders his or her resignation pursuant to Article III, Section 3.3 of the amended Bylaws will not participate in the recommendation of the Committee or the decision of the Board with respect to such resignation. In the event that a director who receives a greater number of votes “against” than votes “for” (excluding abstentions) his or her election at a meeting of stockholders does not tender his or her resignation, he or she will not be re-nominated by the Board for re-election.

The foregoing process applies only in circumstances involving an uncontested election of directors. For purposes of the Bylaws, as amended, an “uncontested election” of directors of the Company means an election held at any meeting of stockholders where the number of nominees for election as a director is equal to the number of directors to be elected.

The foregoing amendments to the Bylaws are set forth in a Certificate of Amendment to the Bylaws. Pursuant to Article X of the Bylaws, stockholder approval was not required to amend the Bylaws.

The foregoing summary of the provisions of the Certificate of Amendment does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Bylaws of the Company, as amended, dated August 9, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Date:	August 13, 2024	By:	/s/ John Morrison
John Morrison Chief Financial Officer